Exhibit 99.1

DSP Group Receives Growing Support from Stockholders, Customers and Suppliers Following Positive Recommendations from ISS, Glass Lewis and Egan Jones

SAN JOSE, Calif., June 5, 2013 — DSP Group®, Inc. (NASDAQ: DSPG) a leading global provider of wireless chipset solutions for converged communications, issued today the following statement to its stockholders:

We are pleased to advise you that DSP Group has received growing support from its stockholders as well as endorsements from its customers and suppliers following the positive recommendations by ALL three proxy advisory services – ISS, Glass Lewis and Egan Jones – to REJECT Starboard’s entire slate and to vote the GOLD proxy card in favor of Company nominees.

Both Glass Lewis and Egan Jones recommend that stockholders vote the GOLD card for ALL of the Company’s nominees. ISS recommends stockholders vote the GOLD proxy card FOR the Company’s nominees Zvi Limon and Dr. Reuven Regev. DSP Group urges all of its stockholders to vote FOR all three highly-qualified and experienced director nominees – Eliyahu Ayalon, Zvi Limon and Dr. Reuven Regev. The loss of ANY incumbent director in favor of Starboard nominees would jeopardize the operational and financial gains that have been achieved and would result in a weaker and less experienced Board.

Our Largest Customer, VTech Telecommunications Ltd, and the World’s Leading Semiconductor Foundry, Our Supplier - Taiwan Semiconductor Manufacturing Company (TSMC), Have Signaled Their Support for DSP Group’s Current Management and Board:

“DSP Group has been at the forefront of the telecommunications market for over a decade. During this period DSP Group’s Board and management have demonstrated a strong commitment to and leadership of the telecommunication IC industry and have supported VTech with best-in-class products and fast time to market.” - C.H. Tong, President of VTech Telecommunications Limited

“TSMC has been cooperating with DSP Group for over a decade and has seen DSP Group grow to become one of our key customers. During this period DSP Group has demonstrated its deep understanding of its semiconductor market and is highly regarded for its technology innovation. The strong personal cooperation built between DSP Group’s management, its Board of Directors and TSMC’s management team has contributed to making DSP Group one of our closest partners.” - Maria Marced, President of TSMC Europe

Growing Stockholder Support in Proxy Contest

We are encouraged that following the recommendations of ISS, Glass Lewis and Egan Jones, the Board has received increasing indications of support from stockholders. We believe that the Company’s stockholders recognize that it is in their best interests to REJECT Starboard’s slate by voting the GOLD proxy card FOR ALL THREE Company’s nominees, and are focused on the following facts:

•	DSP Group’s stock is one of the top performing stocks among our peer group and industry year-to-date, over the last 12 months, and since our restructuring efforts began in 2011

•	The current Board’s turnaround plan has led to six consecutive quarters of operational improvements as measured across all key metrics

•

Despite top line weakness driven by difficult industry trends, DSP Group has returned to GAAP profitability, recorded its highest gross margins in three years, and achieved its highest operating margins in five years

•	DSP Group’s focused R&D investments enabled the development and launch of three ground-breaking products, thereby opening new, sizeable growth market opportunities

•

The current Board has initiated a number of corporate governances best practices, including naming an independent Chairman, the adoption of stock ownership guidelines for directors and senior management, and the adoption of a resolution to declassify the Company’s Board of Directors from three classes to a single class starting in 2014

•	Starboard has failed to propose a plan to grow the Company

•	Starboard, with approximately 10% of the Company’s stock, already has adequate representation on the Board

•	Starboard’s nominees lack the experience and expertise necessary to provide strategic direction for an Israeli-based, multinational company that is competing in a highly technical marketplace

•	Additional Starboard nominees on the Company’s Board present a significant risk to DSP Group’s plan for durable stockholder value creation

•

Seven out of our nine directors are independent and three were nominated by stockholders. Our newest director, Gabi Seligsohn, was recommended by one of the Company’s largest stockholders to replace Mr. Yair Shamir who resigned in connection with his appointment to the Israeli government

These Facts Were Recognized By All Three Independent Proxy Advisory Services – ISS, Glass Lewis and Egan Jones – As They Unanimously Recommended Stockholders Vote the GOLD proxy card, Thereby Rejecting Starboard’s Nominees:

ISS:

“As the dissidents have not made a compelling case that further change at the board level is necessary at this time, ISS recommends that shareholders vote on the GOLD proxy card and support the management nominees.”

Glass Lewis:

“All three of the Company’s nominees have a deeper understanding of DSP’s current situation, challenges and opportunities, as well as experience in the environment in which DSP operates. In our view, they are simply better qualified than the Dissident’s nominees to serve on the board of a fables (sic) semiconductor company such as DSP.”

Egan-Jones:

“…the dissidents have provided no specific plans and no substantive new ideas or valid reasons to change the Company’s strategic direction that will enhance the Company’s stockholder value…the Company has made strides and significant progress toward its goals to improve its operational and financial performance, including improved revenue efficiency, utilization and cash flow from operations”

Vote The GOLD Proxy Card Today

The 2013 Annual Meeting of DSP Group’s Stockholders is just a few days away, scheduled for Monday, June 10. We strongly recommend that stockholders vote the GOLD proxy card by telephone or internet today. Stockholders who have previously sent back a white proxy card sent to them by Starboard Value LP can still change their votes and support the DSP Group nominees by voting the GOLD proxy card today. Every vote is extremely important.

Stockholders who have questions or need assistance voting their shares should contact MacKenzie Partners, Inc. at (800) 322-2885 (toll-free in North America) or at (+(212) 929-5500 (collect).

Thank you for your continued support.

Important Additional Information

The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and provided to its stockholders a definitive proxy statement and a proxy supplement in connection with its 2013 annual meeting of stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE PROXY SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by the Company at http://ir.dspg.com or by contacting MacKenzie Partners, Inc, at 800-322-2885 Toll-Free or at 212-929-5500 or by email at dspgproxy@mackenziepartners.com

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with its 2013 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in the Company’s definitive proxy statement and proxy supplement for its 2013 annual meeting, which were filed with the SEC on April 22, 2013 and May 6, 2013, respectively. Stockholders may obtain a free copy of the proxy statement, the proxy supplement and other documents filed by the Company with the SEC from the sources listed above.

Contacts:

Investor Relations Christopher Basta Director of Investor Relations, DSP Group Work: 1-408-240-6844 Cell: 1-631-796-5644 chris.basta@dspg.com

Daniel H. Burch, CEO

MacKenzie Partners, Inc.

Work: 1-212-929-5748

Cell: 1-516-429-2721

dburch@mackenziepartners.com

Paul R. Schulman, EVP

MacKenzie Partners, Inc.

Work: 1- 212.929.5364

Cell: 1- 203.856.6080 pschulman@mackenziepartners.com

Media Relations Mike Sitrick and Jeff Lloyd Sitrick And Company Work: 1-310- 788-2850 Jeff_Lloyd@sitrick.com Mike_Sitrick@sitrick.com